                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Local Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                     The Board of Directors of Registratnt
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[LOCAL FINANCIAL CORPORATION LOGO]                           3601 N.W. 63(rd) Street
                                                             Oklahoma City, Oklahoma
                                                                               73116
                                                             Telephone: 405-841-2100
                                                                   Fax: 405-841-2289

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 2000

To the Stockholders:

       Local Financial Corporation ("We" or the "Company") will hold an Annual Meeting of Stockholders (the "Annual Meeting") on Thursday, April 27, 2000, at 11:00 a.m., CT, Waterford Marriott Hotel, 6300 Waterford Blvd., Oklahoma City, Oklahoma. The Stockholders will meet to consider:

       (1) Electing two directors, each to serve for a term of three years;

       (2) Ratifying the selection of KPMG, LLP, as independent auditors of the Company for the year ending December 31, 2000; and

       (3) Transacting other business incident to the Annual Meeting.

       The record date for the Annual Meeting is March 15, 2000. Only Stockholders of record at the close of business on that date can vote at the Annual Meeting.

       We hope you will attend the Annual Meeting. IF YOU DO NOT PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY. TO ENCOURAGE THE USE OF PROXIES, WE HAVE ENCLOSED A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE FOR YOUR USE.

                                                          Sincerely,

                                                     /s/ ALAN L POLLOCK
                                                       Alan L. Pollock
                                                          Secretary

March 20, 2000

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                >APRIL 27, 2000

       Local Financial Corporation ("Local Financial", the "Company" or "We") furnishes this Proxy Statement to inform its Stockholders about the upcoming Annual Meeting. To encourage Stockholder participation, we are soliciting proxies to be used at the Annual Meeting.

       We are mailing this Proxy Statement and the accompanying proxy card to Stockholders beginning March 20, 2000.

GENERAL INFORMATION

       Who Votes. If you hold shares as of the Record Date, March 15, 2000, you may vote at the Annual Meeting. On March 15, 2000, the Company had 20,537,209 shares of common stock outstanding. Each share is entitled to one vote.

       How To Vote. We will vote your shares for you if you send us a signed proxy before the Annual Meeting. You can tell us to vote for all, either, or none of the nominees for director. You can tell us to approve, disapprove, or abstain from voting on the independent auditors or from transacting incidental business at the Annual Meeting. We have provided information about the director nominees and the independent auditors in the following pages of this proxy statement.

       IF YOU RETURN A SIGNED PROXY, BUT DO NOT TELL US HOW YOU WANT TO VOTE, WE SHALL VOTE YOUR SHARES "FOR" ALL DIRECTOR NOMINEES AND THE INDEPENDENT AUDITORS.

       Canceling Your Proxy. You can cancel your proxy at any time before we vote your shares in any of three ways:

          (1) by giving the Secretary a written cancellation;

          (2) by giving a later signed proxy; or

          (3) by voting in person at the Annual Meeting.

       Counting the Necessary Votes. Directors are elected by a plurality of votes, which means that the two director nominees (the number of positions to be filled) receiving the highest number of votes will be elected. To ratify the independent auditors, this item must receive a majority of the votes that could be cast at the Annual Meeting. If any incidental business is transacted at the Annual Meeting, the incidental business must receive a majority of the votes that could be cast at the Annual Meeting.

       The votes that could be cast are the votes actually cast plus abstentions. Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any proposal. Proxies submitted by brokers that do not indicate a vote for the proposal (usually because the brokers don't have discretionary voting authority and haven't received instructions as to how to vote) are not considered "shares present" and will not affect the outcome of the vote. These broker proxies are referred to as "broker non-votes".

       Incidental Business. Proxies customarily ask for authority to transact other business that may come before the Annual Meeting. Much of this business is procedural, such as a vote on adjournment. Except for the election of directors and ratification of the independent auditors, we do not know of any substantive business to be presented or acted upon at the Annual Meeting. Under our Bylaws, no substantive business besides that stated in the meeting notice may be transacted at any meeting of Stockholders. If any matter is presented at the Annual Meeting on which a vote may properly be taken, the designated proxies will vote your shares as they think best unless you otherwise direct.

                                     ITEM 1
                             ELECTION OF DIRECTORS

       Two directors will be elected at this year's Annual Meeting. Each director will serve for a three-year term ending at the 2003 annual meeting or until he is succeeded by another qualified director who has been elected.

       We shall vote your shares as you tell us on the enclosed proxy form. If you sign, date, and return the proxy form, but don't tell us how you want your shares voted, we shall vote your shares for the election of the following nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

       The two nominees for director are presently members of the Board of Directors and also serve as directors Local Oklahoma Bank, National Association, the Company's subsidiary bank ("Local Oklahoma").

               THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

BIOGRAPHICAL INFORMATION

       The following table sets forth the name and age of each director and director nominee, the year he became a director, and the year his term of service will end.

                                           DIRECTOR    TERM
NAME                                 AGE    SINCE     EXPIRES         POSITION
----                                 ---   --------   -------         --------
Edward A. Townsend                   58     1997      2001      Chairman of the Board
Jan A. Norton                        53     1997      2000      Director
Robert A. Kotecki                    35     1997      2001      Director
George P. Nigh                       72     1997      2002      Director
Kenneth W. Townsend                  57     1997      2002      Director
Joseph A. Leone                      66     1973      2000      Director
J. David Rosenberg                   51     1998      2001      Director
Andrew M. Coats                      65     1999      2002      Director

       The Director Nominees. The Board of Directors has nominated two candidates for election. If elected, these nominees will serve three-year terms. A brief summary of each director nominee's principal occupation, business affiliations and other information follows.

     Jan A. Norton. Mr. Norton was elected as a director of the Company and Local Oklahoma in 1997. At the same time, Mr. Norton became President of the Company and Local Oklahoma. Mr. Norton served as President of Green Country Bank, FSB, from May 1994 to February 1998.

     Joseph A. Leone. Mr. Leone has served as a director of Local Oklahoma since 1973 and a director of the Company since 1997. Since 1987, Mr. Leone has served as managing partner with MBI, Inc., a limited partnership which owns several commercial real estate properties located within Oklahoma. From 1978 through 1987, Mr. Leone served as

     Executive Vice Chancellor and Chancellor of the Oklahoma State System of Higher Education.

       The Continuing Directors. Since the Company's directors serve staggered, three year terms, a majority of the directors continue their service each year. The continuing directors and their respective principal occupations, business affiliations and other information are as follows.

     Andrew M. Coats. Mr. Coats was elected as a director of the Company in 1999 and a director of Local Oklahoma in 1997. He served as the District Attorney of Oklahoma County from 1976 to 1980. He won the Democratic nomination for U.S. Senate from Oklahoma in 1980. In 1983, Mr. Coats was elected Mayor of Oklahoma City where he served until April 1987. Mr. Coats served as President of the law firm of Crowe & Dunlevy in 1987 and 1988 and served as President of the Oklahoma Bar Association in 1992. He is the immediate past President of the American College of Trial Lawyers. On July 1, 1996, Mr. Coats became the Dean of the University of Oklahoma College of Law.

     Robert A. Kotecki. Mr. Kotecki was elected as a director of the Company in 1997. From 1997 until May 1999, Mr. Kotecki also served as a director of the predecessor of Local Oklahoma, Local Federal Bank, FSB. Mr. Kotecki currently serves as a Managing Director of Friedman, Billings, Ramsey & Co., Inc. ("FBR") in Chicago, Illinois. Since March 1993, he has served in various capacities with FBR, a full-service investment banking firm based in Arlington, Virginia, which specializes in internet technology, financial services and other selected industries. From November 1988 through March 1993, Mr. Kotecki served as an Associate with Trident Financial Corp., an investment banking firm located in Raleigh, North Carolina. Mr. Kotecki is a Chartered Financial Analyst.

     George P. Nigh. Governor Nigh was elected as a director of the Company and Local Oklahoma in 1997. From July 1992 through June 1997, Governor Nigh served as President of the University of Central Oklahoma, where he had served as Distinguished Statesman in Residence for the previous six years. From January 1979 through 1987, Governor Nigh served as Governor of the State of Oklahoma. Prior to 1979, Governor Nigh served 16 years as Lieutenant Governor and eight years in the House of Representatives of the State of Oklahoma. Governor Nigh currently serves as a consultant for the Company in the area of community relations.

     J. David Rosenberg. Mr. Rosenberg is a practicing attorney and has been a partner of Keating, Muething & Klekamp, a Cincinnati, Ohio law firm, since prior to 1992. Mr. Rosenberg was elected as a director of the Company in February 1998.

     Edward A. Townsend. Mr. Townsend was elected as a director of the Company and Local Oklahoma in 1997. At the same time, Mr. Townsend became Chairman and Chief Executive Officer of the Company and Local Oklahoma. From April 1994 to February 1998, Mr. Townsend served as Chairman and Chief Executive Officer of Green Country Bank, FSB, and Chief Executive Officer of its parent corporation, Green Country Banking Corporation. From January 1993 through March 1994, he served as Senior Vice President of Stifel, Nicolaus & Company, an investment banking firm located in St. Louis, Missouri. From October 1988 through September 1992, Mr. Townsend served as Chairman and President of Local Federal Bank, FSB (the predecessor of Local Oklahoma). From 1967 to 1987, Mr. Townsend was employed in various positions at First National Bank and later InterFirst Corporation, both in Dallas, Texas.

     Kenneth W. Townsend. Mr. Townsend was elected as a director of the Company and Local Oklahoma in 1997. Mr. Townsend has served as Executive Director of the National

     Cowboy Hall of Fame, Oklahoma City, Oklahoma, since January 1997. From August 1991 through June 1997, Mr. Townsend served as President of Boatmen's First National Bank of Oklahoma, Oklahoma City, Oklahoma.

SERVICE ON THE BOARD

       Board Meetings and Committees. The Board of Directors held nine meetings in 1999. Management also periodically conferred with directors between meetings regarding Company affairs. During 1999, all directors attended 75% or more of the total aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.

       The Audit and Compliance Committee is currently composed of Mr. Kenneth
W. Townsend (Chairman), Mr. Andrew M. Coats and Dr. Joseph A. Leone. It met five times in 1999 with all members attending 75% or more of these meetings. The Audit and Compliance Committee is primarily concerned with the effectiveness of the Company's financial audits by its internal audit staff and by the independent auditors. Its duties include: (i) recommending the selection of independent auditors; (ii) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (iii) reviewing the organization and scope of the Company's internal system of audit and financial controls; (iv) reviewing the Company's financial reporting and the accounting standards and principles followed; and (v) examining other reports relating to the Company's compliance with financial institution laws and regulations. The Audit and Compliance Committee's report is set forth below under "Item 2: Ratification of Auditors".

       The Compensation and Retirement Committee is currently composed of Dr. Joseph A. Leone, Chairman, Mr. Andrew M. Coats and Mr. Gene C. Howard. It met five times in 1999 with all members participating. It sets the compensation levels of the Chief Executive Officer and the President, establishes a general framework for the short-term incentive program and administers Local Oklahoma's employee stock ownership plan. The Compensation and Retirement Committee's report is set forth below.

       The Board has not delegated its functions to any other standing committees, and thus has not created executive, nominating or other similar committees.

       Director Compensation. The Company pays its non-employee directors a quarterly retainer of $2,500. Those directors who are also a director of Local Oklahoma receive a per meeting fee of $500 (which includes telephonic board meetings) and a $2,000 quarterly retainer for service as a Local Oklahoma director. The Company reimburses all ordinary and necessary expenses incurred in the conduct of the its business. Non-employee committee members receive $300 per committee meeting. Mr. George P. Nigh also serves as public relations consultant to Local Oklahoma, for which he receives $48,000 per year, an office and an automobile.

       Liability of Directors and Officers and Indemnification. As permitted by the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation eliminates in certain circumstances the monetary liability of the directors for a breach of their fiduciary duty. These provisions do not eliminate the liability of a director for (i) a breach of the director's duty of loyalty to the Company or its Stockholders, (ii) acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability arising under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (iv) any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate the liability of a director for violations of Federal securities laws, nor do they limit the rights of the Company or its Stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

       The Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The Bylaws and the DGCL further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, vote of Stockholders or disinterested directors or otherwise.

                  OTHER INFORMATION ABOUT DIRECTORS, OFFICERS
                            AND CERTAIN STOCKHOLDERS

BENEFICIAL OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

       The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 2000, by
(i) each director of the Company, (ii) each named executive officer in the Summary Compensation Table, (iii) each person known or believed by the Company to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group. Unless indicated otherwise, each person has sole voting and dispositive power with respect to such shares.

                                                           BENEFICIAL OWNERSHIP(1)
NAME OF DIRECTOR, EXECUTIVE OFFICER                       --------------------------
OR STOCKHOLDERS HOLDING 5% OR MORE,                       NUMBER OF SHARES   PERCENT
-----------------------------------                       ----------------   -------
Financial Stocks Inc.                                        1,557,300         7.6
  5070 Carew Tower
  441 Vine St
  Cincinnati, Ohio 45202
Thomson Hortstmann & Bryant, Inc.                            1,353,800         6.6
  Park 80 West Plaza Two
  Saddle Brook, New Jersey 07663
Edward A. Townsend(3)                                          856,094         4.2
Jan A. Norton(3)                                               227,910         1.1
Robert A. Kotecki(2)                                           181,200          --*
J. David Rosenberg(3)                                          109,000          --*
Robert L. Vanden(3)                                             12,000          --*
Joseph A. Leone(3)                                               9,000          --*
James N. Young(3)                                                9,000          --*
Kenneth W. Townsend(3)                                           6,500          --*
George P. Nigh(3)                                                6,500          --*
Harold A. Bowers(3)                                              6,500          --*
Andrew M. Coats(3)                                               5,880          --*
  All directors and named executive officers as a group
     (11 persons)                                            1,429,584         7.0

---------------

 *  Less than one percent.

(1) Shares of Common Stock that are not outstanding but that can be acquired by a person upon exercise of an option within 60 days are included in computing the percentage for such person, but are not included in computing the percentage for any other person.

(2) The number of shares for Mr. Kotecki includes 125,000 shares under a presently exercisable stock warrant. Mr. Kotecki received the stock warrants as a Managing Director of Friedman Billings, Ramsey & Co., Inc., which received the stock warrants from the Company for acting as its placement agent in 1997.

(3) The number of shares for the following persons includes presently exercisable stock options in the amounts shown below.

NAME                                                 OPTION SHARES
----                                                 -------------
Edward A. Townsend                                      541,094
Jan A. Norton                                           202,910
Robert L. Vanden                                         10,000
James N. Young                                            9,000
Andrew M. Coats                                           4,000
Joseph A. Leone                                           4,000
George P. Nigh                                            4,000
J. David Rosenberg                                        4,000
Kenneth W. Townsend                                       4,000
Harold A. Bowers                                          4,000

EXECUTIVE COMPENSATION

       The following table sets forth the compensation paid or accrued to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, including officers of Local Oklahoma (the five are sometimes called the "named executive officers") for services performed in 1999, 1998 and 1997.

Summary Compensation Table

                                                                          LONG TERM
                                                                         COMPENSATION
                                         ANNUAL COMPENSATION                AWARDS
                                --------------------------------------   ------------    ALL OTHER
NAME AND                                                OTHER ANNUAL       OPTIONS      COMPENSATION
PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   COMPENSATION(1)       (#)           ($)(2)
------------------       ----   ---------   --------   ---------------   ------------   ------------
Edward A. Townsend       1999    320,000    225,000          --                 --             --
Chief Executive          1998    320,000    175,000          --            811,640             --
  Officer(3)             1997    100,711         --          --                 --        100,000

Jan A. Norton            1999    240,000    175,000          --                 --             --
  President(3)           1998    240,000    160,000          --            304,365             --
                         1997     75,533         --          --                 --         50,000

Robert L. Vanden         1999    225,000    150,000          --             10,000             --
Executive Vice           1998    225,000    175,000          --             25,000             --
  President              1997    212,502    175,000          --                 --             --

James N. Young           1999    175,000    125,000          --             10,000             --
Executive Vice           1998    136,347    100,000          --             25,000         25,858
  President(3)

Harold A. Bowers         1999    150,000    125,000          --             25,000             --
Executive Vice           1998     73,156     70,000          --             10,000             --
  President(3)

---------------

(1) The Company provides various perquisites to certain employees including the named executive officers. In each case, the aggregate value of the perquisites provided to the named executive officers did not exceed the lesser of $50,000 or 10% of such named executive officers' annual salary and bonus.

(2) Amounts under this column reflect moving expense/housing allowance paid when these named executive offers began their service with the Company. See "Employment Agreements" below.

(3) Mr. Townsend and Mr. Norton became executive officers of the Company in September 1997. Mr. Young and Mr. Bowers became executive officers of the Company in February and May 1998, respectively.

STOCK OPTIONS GRANTED IN 1999

       The following table sets forth information concerning the grant of stock options during 1999 to the named executive officers.

                                          INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                          --------------------------------------------------       VALUE AT ASSUMED
                          NUMBER OF    % OF TOTAL                               ANNUAL RATES OF STOCK
                          SECURITIES    OPTIONS                                 PRICE APPRECIATION FOR
                          UNDERLYING    GRANTED                                    OPTION TERMS(1)
                           OPTIONS     EMPLOYEES     EXERCISE     EXPIRATION    ----------------------
NAME                      GRANTED(#)    IN 1999     PRICE($/SH)    DATE(2)        5%($)       10%($)
----                      ----------   ----------   -----------   ----------    ---------    ---------
Harold A. Bowers            20,000        7.2          10.00       11/17/09      127,779      318,748
Harold A. Bowers             5,000        1.8          10.00       06/23/09       31,445       70,687
Robert L. Vanden            10,000        3.6          10.00       11/17/09       62,889      159,374
James N. Young              10,000        3.6          10.00       11/17/09       62,889      159,374
James N. Young               5,000        1.8          10.00       03/24/09       31,445       70,687

---------------

(1) The assumed annual rates of increase are based on an annually compounded increase of the exercise price through the ten year option term.

STOCK OPTION HOLDINGS

       The following table sets forth the number of unexercised options held by named executive officers as of December 31, 1999.

                                                           NUMBER OF UNEXERCISED
                                                           OPTIONS AT 12/31/99(1)
                                                       ------------------------------
NAME                                                   EXERCISABLE      UNEXERCISABLE
----                                                   -----------      -------------
Edward A. Townsend                                       541,094           270,547
Jan A. Norton                                            202,910           101,455
Robert L. Vanden                                          10,000            25,000
James N. Young                                             8,000            27,000
Harold A. Bowers                                           2,000            33,000

---------------

(1) These options are exercisable at $10.00 per share.

COMPENSATION AND RETIREMENT COMMITTEE REPORT

       Composition. The Company formed the Compensation and Retirement Committee (the "Committee") and delegated to it certain matters regarding executive compensation. The Committee is composed of two directors of the Company, Dr. Joseph A. Leone (chair) and Mr. Andrew M. Coats, and one director of the Company's subsidiary bank, Mr. Gene C. Howard. Each of these Committee members is independent, defined as a person who is not an officer of the Company and who does not have a relationship with the Company that would interfere with the Committee member's exercise of independent judgment.

       Compensation Approach. The Committee sets the compensation levels of the Chief Executive Officer and the President (subject to the terms of existing employment agreements), establishes a general framework for the short-term incentive program and administers the long-term incentive programs. It uses a set of guiding principles, which are designed to align executive compensation with management's execution of business strategies and initiatives as well as the achievement of long-term financial performance and growth in stockholder values. The principles are as follows:

       - The Company's salaries must be competitive with comparable banking institutions with which the Company competes for highly qualified and experienced executive and senior officers. The Committee relies on its members' knowledge of other comparable banking institutions and independent surveys of executive compensation in such institutions, and may retain outside consultants for advice, to ensure executive salaries are competitive.

       - The Company maintains annual incentive programs sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

       - The Company provides significant equity-based incentives for executive and senior officers and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as stockholders as well as employees.

       Future compensation will be closely tied to performance and its impact on the growth in stockholder value. The primary components of executive compensation are base salary, short-term cash incentives and long-term equity incentives.

       Base Salary. The Company understands that base salaries must remain in a competitive range to retain capable management. Minimum base salaries for the Chief Executive Officer and the President are fixed by agreements. The Committee reviews these salary levels annually based on a subjective mix of the Company's performance, the executive's experience and contributions, and the levels of compensation received by similarly situated executives at comparable companies, and may increase (but not decrease) the base salaries if the Committee deems an increase is warranted. The salaries of the other executive and senior officers are established by the CEO, who evaluates these salaries in relationship to the base salaries of the CEO and President and to their respective levels of responsibility and contributions to the Company and based on the other criteria described by the Committee in this report. The beliefs of the CEO and the Committee regarding base salary levels are based on their collective knowledge and on formal compensation surveys. Annual adjustments are made to maintain base salaries at levels competitive with comparable companies and to maintain an equitable relationship between the base salaries of executive and senior officers and overall merit increases for the Company's other employees. In the case of an executive or senior officer joining the Company, base salaries are also determined as one component of a total compensation package that is competitive with compensation granted by that officer's prior employer and/or other opportunities available to that officer.

       Annual Incentive Compensation. The Company provides annual incentive compensation in the form of bonuses. For bonuses paid to the CEO and the President, the Committee assesses incentives accorded comparable positions in other companies, the reporting of pre-tax profits for the year, a comparison of financial returns on equity and assets at comparable banking institutions, and limitations on the size of the bonus in relationship to the executive's base salary. It analyzes the bonus amount in relationship to the Company's broader corporate performance, its targeted growth objectives, and its results of operations. It also analyzes the bonus amount for the CEO and the President in relationship to the individual officer's responsibilities and his importance to the Company's operating strategy. For bonuses other than those paid to the CEO and the President, the CEO applies similar criteria to establish bonus amounts for the other executive and senior officers.

       Long-Term Incentive Compensation. The Company provides long-term incentive compensation primarily in the form of stock options under its 1998 Stock Option Plan. The 1998 Plan provides for awards of up to 1,720,370 shares of the Company's common stock. Options covering 1,677,005 are presently outstanding and exercisable at an exercise price of $10.00 per share. Initial stock option awards for executive and senior officers are individually determined at or prior to employment at levels that are designed to attract qualified executive and senior officers and in certain cases to be competitive with options granted by their prior employers. Although the Company may make annual grants of options, it has chosen to concentrate the grants at the inception of employment and annual grants have not been a significant component of its compensation plan.

       Management receives value from option grants only if the common stock appreciates over the long term. The amount of individual option grants is determined based in part on competitive practices at comparable companies and on the Company's philosophy of significantly linking executive compensation with stockholder interests. In determining the size of individual grants, the Committee also considers the number of shares subject to options previously granted to each executive or senior officer, including the number of shares that have vested and that remain unvested. The Committee believes that option grants by the Company to its management are comparable to the average range for similarly situated companies.

       Section 162(m) of the Code limits the Company to a deduction for Federal income tax purposes of no more than $1 million of compensation paid to certain officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Gains recognized upon exercise of non-qualified options are treated as compensation under the Code, and may be subject to this limitation. The stock options granted to the CEO and the President under the Company's 1998 Plan could result in compensation of more than $1 million (depending on the market performance of the common stock). The Company is uncertain whether compensation resulting from such options will be treated as "performance-based" under the Treasury regulations promulgated under Section 162(m) of the Code.

       For additional information regarding options awards, see the compensation tables preceding this report.

       Corporate Performance and Chief Executive Officer Compensation.  Edward
A. Townsend became Chief Executive Officer in September 1997. Under his employment agreement, Mr. Townsend's annual base salary is $320,000 through September 8, 2001. In addition, Mr. Townsend holds options covering 811,640 shares of the Company's common stock exercisable at $10.00 per share. The agreement provides that the Company may increase, but not decrease, his base salary during the term of the agreement and also provides for bonuses in amounts to be determined by the Board of Directors (or the Committee). The agreement was approved by the disinterested members of the Board of Directors. While the Committee may increase Mr. Townsend's base salary, the Committee chose to increase Mr. Townsend's compensation through a bonus award of $225,000 (versus $175,000 in 1998) and made no increase in his base salary. The Company granted no additional options to Mr. Townsend.

       In determining the amounts of cash compensation and stock options, the Committee considered Mr. Townsend's experience as an executive officer in the banking industry, his structuring and implementation of the Company's private placement, redemption and recapitalization, and his efforts in revamping the Company's operating strategy and the success of that strategy to date, as reflected in the Company's steadily increasing earnings. In addition, the Committee compared Mr. Townsend's cash compensation (base salary and bonus) to the cash compensation of other chief executive officers of comparable banking institutions, as indicated by an independently prepared, compensation survey. Based on this survey and other available information, the Committee believes the amount of the cash compensation is comparable to or less than the compensation packages of similarly situated chief executive officers in the banking industry. This somewhat lower cash compensation level, the greater emphasis upon the bonus portion, and reliance upon stock options as a substantial portion of executive compensation reflects the Committee's emphasis upon incentive compensation and its belief that incentive compensation better aligns executive compensation with Company performance and, ultimately, the interests of the stockholders.

       The Company remains committed to a philosophy of pay for performance.

Dated: February 16, 2000
                                                            The Compensation and
                                                         Retirement Committee of
                                                     Local Financial Corporation

                                                   Mr. Joseph A. Leone, Chairman
                                                             Mr. Andrew M. Coats
                                                              Mr. Gene C. Howard

       As permitted by SEC rules, the foregoing reporting is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       No executive officer or employee of the Company participated in Board decisions about executive compensation. No member of the Board and no employee of the Company serves or has served on the compensation committee (or board of directors of a corporation lacking a compensation committee) of a corporation employing a member of the Board.

EMPLOYMENT AGREEMENTS

       The Company and Local Oklahoma (the "Employers") have entered into employment agreements with Mr. Edward A. Townsend and Mr. Jan A. Norton (the "Executives"). Under such employment agreements, the Employers will employ the Executives for a term of three years, which term shall be extended each year beginning at the end of the first anniversary of the effective date for a successive additional one-year period upon approval of the Employers' Board of Directors, unless either party elects, not less than 60 days prior to the annual anniversary date, not to extend the employment term. In addition, the annual base salaries for Messrs. Townsend and Norton will be $320,000 and $240,000, respectively, which is to be paid in monthly installments. The employment agreements further provide each of the Executives with the same employee benefits that are provided by Local Oklahoma to executive employees generally, provide for vacation and participation in Local Oklahoma's benefit plans, membership in a golf and country club in Oklahoma City, an automobile of a type and kind comparable to that which Local Oklahoma provides to its other executive officers, and a one time moving/ housing allowance of $100,000 and $50,000 to Messrs. Townsend and Norton, respectively.

       Each of the foregoing employment agreements are terminable with or without cause by the Employers. The Executives will have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause. The employment agreements provide for benefits comparable to those of the severance agreements described below if the employment agreements are terminated by the Employers other than for cause or as a result of the Executive's death or disability.

SEVERANCE AGREEMENTS

       Local Oklahoma has entered into severance agreements with Mr. Robert L. Vanden, Mr. James N. Young and Mr. Harold A. Bowers to encourage their continued employment.

Local Oklahoma also has entered into severance agreements with three other executive officers and amended the employment agreements of Mr. Edward A. Townsend and Mr. Jan A. Norton to add comparable severance provisions. These agreements provide for certain severance benefits if the executive's employment is terminated by Local Oklahoma without "cause" or by the executive for "good reason" (as those terms are defined in the severance agreements). Upon such termination of employment, the executive will be entitled to receive a lump sum severance payment equal to the executive's annual base salary. In addition, any vesting or other restrictions on the executive's stock options or other equity compensation benefit shall lapse and the option shall become immediately exercisable. Each severance agreement has a three-year term, which can be extended for up to two years after a change of control.

CERTAIN TRANSACTIONS

       Local Oklahoma provides loans to its directors and officers in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Such loans do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1999, and combining all loans to directors and executive officers in excess of $60,000, Local Oklahoma had an amount outstanding of $2,625,402. This amount represented 2.1% of the Company's consolidated stockholders' equity as of that date.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       The Company is aware of the following filings and transactions that were not reported timely in 1999:

                                             NUMBER OF           NUMBER OF
NAME                                        LATE REPORTS   TRANSACTIONS AFFECTED
----                                        ------------   ---------------------
Harold L. Bowers                                 1                   1
Robert A. Kotecki                                1                   2

In addition to the above transactions, Harold A. Bowers, William C. Lee, Richard
L. Park, Christopher C. Turner, Robert L. Vanden and James N. Young received stock options in November 1999, which were reported on late Form 5's filed March 7, 2000.

                                     ITEM 2
                            RATIFICATION OF AUDITORS

VOTE ON THE INDEPENDENT AUDITORS

       On the recommendation of the Audit and Compliance Committee, the Board of Directors appointed KPMG, LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the year ended December 31, 2000. The Company is advised that no member of KPMG, LLP, has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Ratification of the Board's appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

       If the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative from KPMG, LLP, is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement, and will be available to respond to appropriate questions.

AUDIT AND COMPLIANCE COMMITTEE REPORT

       Composition. The Audit and Compliance Committee was formed in 1998 and is presently composed of Mr. Kenneth W. Townsend (chair), Dr. Joseph A. Leone and Mr. Andrew M. Coats. Each of these members is an "independent director" and "financially literate", as defined under the recently adopted Nasdaq listing standards. The Nasdaq listing standards define an independent director generally as a person, other than an officer of the company, who does not have a relationship with the Company that would interfere with the director's exercise of independent judgment. The Nasdaq listing standards define "financially literate" as being able to read and understand fundamental financial statements (including the Company's balance sheet, income statement and cash flow statement). In particular, Mr. Townsend has significant financial management expertise from having served as President of Boatmen's First National Bank of Oklahoma, Oklahoma City, Oklahoma, from August 1991 through June 1997.

       Functions. The Audit and Compliance Committee operates under a written charter, which is attached to this Proxy Statement as Addendum I (the "Charter"). The Charter describes the Audit and Compliance Committee's composition, its mission statement and principal functions, its responsibilities for review of financial statements and internal financial procedures and controls, and its relationships with the Board of Directors, the independent accountants and the Company's financial staff. The Audit and Compliance Committee's responsibilities include the prior review of the Company's annual financial statements and substantiating the auditor's independence and their accountability to the Board of Directors and the Audit and Compliance Committee. The Audit and Compliance Committee believes that its Charter meets or exceeds the charter standards recently adopted by the Nasdaq.

       Actions Relating to the 1999 Financial Statements. The Audit and Compliance Committee has taken the following actions with respect to the Company's audited financial statements as of and for the year ended December 31, 1999 (the "Financial Statements"):

       - the Audit and Compliance Committee has reviewed and discussed the Financial Statements with management;

       - the Audit and Compliance Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 and SAS 90 (Communication with Audit Committees and Audit Committee
         Communications, respectively);

       - the Audit and Compliance Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the auditors the auditors' independence; and

       - the Audit and Compliance Committee has recommended to the Board of Directors that the Financial Statements be included in the Company's annual report on Form 10-K, based upon its review and discussions with the independent auditors.

Dated: February 16, 2000
                                        The Audit and Compliance Compensation of
                                                     Local Financial Corporation

                                               Mr. Kenneth W. Townsend, Chairman
                                                             Mr. Joseph A. Leone
                                                             Mr. Andrew M. Coats

       As permitted by SEC rules, the foregoing reporting is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

PERFORMANCE GRAPH

       The following graph compares the market values of the Company's Common Stock to the Nasdaq -- Total US Index and the SNL $1B-$5B Bank Asset-Size Index. The graph assumes an investment of $100 on April 22, 1997 (the date the Common Stock began trading), and that all dividends were reinvested and are weighted on a market capitalization basis.

                              [Performance Graph]

GRAPH DOLLAR VALUES                          4/22/97   6/30/98   12/31/98   6/30/99   12/31/99
-------------------                          -------   -------   --------   -------   --------
Local Financial Corporation                    100       94.6      65.5       71.8      75.9
Amex US Index                                  100      102.9      94.7        N/A       N/A
SNL Amex Thrift Index                          100       90.8      70.6        N/A       N/A
Nasdaq -- Total US                             N/A        N/A       N/A      141.2     208.5
SNL $1B-$5B Bank Asset Size Index              N/A        N/A       N/A       89.3      82.1

       As permitted by SEC rules, the "Performance Graph" section is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

       Effective May 11, 1999, the Company converted the Bank from a savings bank to a national banking association and the Company was registered as a bank holding company on that same day. Subsequently, effective July 15, 1999, the Company delisted its common shares from the American Stock Exchange and listed them with the Nasdaq National Market System, trading as LFIN.

                   OTHER INFORMATION ABOUT THE ANNUAL MEETING

OTHER MATTERS COMING BEFORE THE MEETING

       As of the date of this Proxy Statement, the Company knows of no business to come before the Annual Meeting other than that referred to above. The Company's rules of conduct for the Annual Meeting prohibit the introduction of substantive matters not previously presented to the Stockholders in a proxy statement. As to other business, such as procedural matters, that may come before the meeting, the person or persons holding proxies will vote those proxies in the manner they believe to be in the best interests of the Company and its Stockholders.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

       Any Stockholder who wishes to present a proposal at the Company's 2000 Annual Meeting of Stockholders must deliver such proposal to the Secretary of the Company by January 31, 2001, for inclusion in the Company's proxy, notice of meeting, and proxy statement for the 2000 Annual Meeting.

ADDITIONAL INFORMATION

       The Company will bear the cost of soliciting proxies. Officers and regular employees of the Company may solicit proxies by further mailings, personal conversations, or by telephone, facsimile or other electronic transmission. They will do so without compensation other than their regular compensation. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

       THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 1999, WHEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON REQUEST TO MR. RICHARD L. PARK, CHIEF FINANCIAL OFFICER, LOCAL FINANCIAL CORPORATION, 3601 N.W. 63RD STREET, OKLAHOMA CITY, OKLAHOMA 73116. STOCKHOLDERS REQUESTING EXHIBITS TO THE FORM 10-K WILL BE PROVIDED THE SAME UPON PAYMENT OF REPRODUCTION EXPENSES.

                                              By Order of the Board of Directors

                                                     /s/ ALAN L POLLOCK
                                                       Alan L. Pollock
                                                          Secretary

March 20, 2000

                                   ADDENDUM I

                          LOCAL FINANCIAL CORPORATION
                         AUDIT AND COMPLIANCE COMMITTEE
                                    CHARTER

       The Board of Directors of Local Financial Corporation (the "Company") has constituted and established an Audit and Compliance Committee (the "Committee") with authority, responsibility, and specific duties as described in this Audit and Compliance Committee Charter.

A. COMPOSITION

       The Committee shall consist of three or more directors, each of whom is independent of management and free from any relationship to that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member must also be able to read and understand fundamental financial statements (including the company's balance sheet, income statement and cash flow statement), or become able to do so within a reasonable time after being appointed to the Committee. Furthermore, at least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience resulting in financial sophistication (including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities). These requirements are intended to satisfy the Nasdaq listing requirements relating to the composition of audit committees, and shall be construed accordingly.

B. MISSION STATEMENT AND PRINCIPAL FUNCTIONS

       The Committee shall have access to all records of the Company, shall perform the following functions, and shall have and may exercise such powers as are appropriate to its purpose. The Committee shall:

          (1) Understand the accounting policies used by the Company for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

          (2) Review the Company's audited financial statements and related footnotes and the "Management's Discussion and Analysis" portion of the annual report on Form 10-K prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Company's annual report on Form 10-K, based upon the Committee's review and discussions with the outside auditors.

          (3) Ensure that the outside auditors review the Company's interim financial statements before the Company files its quarterly report on Form 10-Q with the SEC.

          (4) Study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

          (5) Meet with the Company's legal counsels to review legal matters that may have a significant impact on the Company or its financial reports.

          (6) Insure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

          (7) Review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements. In respect thereto to recommend to the Chairman of the Board any changes that appear necessary to conform releases with appropriate professional practice.

          (8) Review and reassess the adequacy of this Charter annually.

     Independent Accountants

          (9) Affirm an understanding with the outside auditors that they are ultimately accountable to the Board of Directors and to the Committee and that the Board of Directors and the Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

          (10) Ensure that the outside auditors submit to the Committee written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discuss with the auditors the auditors' independence.

          (11) Maintain an active dialogue with the outside auditors regarding any disclosed relationships or services that could affect the objectivity and independence of the outside auditors, and be responsible for taking, or recommending that the Board of Directors take, appropriate action to oversee the outside auditors' independence.

          (12) Discuss with the outside auditors the matters required to be discussed by SAS 61 (Communication with Audit Committees) and SAS 90 (Audit Committee Communications).

          (13) Review management's recommendation on the outside auditors to be selected each year and make a final proposal to the Board of Directors in respect to such appointment.

          (14) With the Chief Financial Officer, review the general scope of the annual outside audit, approve the extent and nature of such activity, and agree upon the general level of the related fees.

          (15) Consider any significant non-audit assignments given to the outside auditors and judge their impact upon the general independence of the outside auditors as they perform the annual audit.

          (16) Maintain independent contact with the senior personnel of the outside auditors and communicate freely and openly with them regarding financial developments.

     Internal Audit Department

          (17) Cause to be maintained an appropriate internal audit program covering the Bank and all its subsidiaries by internal auditors who report to the Committee and the Board of Directors.

          (18) Review and approve the audit plan and budget of the Internal Audit Department which shall report at least annually to the Committee regarding the staffing plans, financial budget and audit schedules and the adequacy thereof.

          (19) Act upon management's recommendation in regard to the selection of and/or the dismissal of the Director of Internal Audit.

          (20) Review the scope and coordination efforts of the joint internal/external audit program with both internal and external auditors.

          (21) Review reports of any material defalcations and other reportable incidents related to the Company's financial statement or financial reporting and supervise and direct any special projects or investigations considered necessary by the Committee.

          (22) Review reports of the internal auditors and reports of financial examinations made by regulatory agencies and management's response to them, evaluate the reports in regard to control and/or compliance implications and determine whether appropriate corrective action has been implemented.

     Regulatory Compliance

          (23) Cause to be maintained an appropriate regulatory compliance program covering the Bank and its subsidiaries to aid compliance with the laws and regulations applicable to financial institutions.

          (24) Review reports of the compliance officer covering the scope and adequacy of the compliance program, the degree of compliance and cooperation, and the implementation of corrective actions (if necessary or appropriate).

          (25) Receive reports on the Bank's compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act and review the basis for the reports issued under the rule with management, the Internal Audit Department and the Bank's independent public accountant.

     Internal Controls and Procedures

          (26) Review periodically the scope and implications of the Company's internal financial controls and procedures and consider their adequacy.

          (27) Maintain direct access to the senior Bank staff. If useful, require that studies be initiated on subjects of special interest to the Committee.

          (28) Review the comments on internal control submitted by the outside and internal auditors and insure that appropriate suggestions for improvement are promptly considered for inclusion into the Company's internal financial procedures.

     Special Duties

          (29) If requested by the Chairman of the Board, make special studies of matters related to the financial operations of the Company or to allegations of managerial misconduct by its executives.

C. MEETINGS

       Meetings of the Committee will be held annually after completion of the financial audit and prior to the filing of the annual report on Form 10-K .

       Meetings shall also be held at such other times as shall be required by the Chairman of the Board or the Committee. Meetings may be called by the Chairman of the Committee and/or management of the Company. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Secretary and an oral report shall be presented by the Committee at each Board meeting.

       At the invitation of the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, the representatives of the independent accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

                                              Adopted by Committee
                                              as of February 16, 2000

                                              Approved by Board
                                              as of February 23, 2000

                          LOCAL FINANCIAL CORPORATION
                             3601 N.W. 63rd Street
                         Oklahoma City, Oklahoma 73116



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P The undersigned hereby appoints Edward A. Townsend and Richard L. Park as Proxies, each with the power to appoint his substitute, and hereby
R authorizes them to represent and to vote, as designated below, all the shares of common stock of Local Financial Corporation held of record by
O the undersigned on March 15, 2000, at the Annual Meeting of Stockholders to be held on April 27, 2000, or any adjournment thereof.
X


Y


        1.  ELECTION OF DIRECTORS

                [ ]   FOR all nominees listed below              [ ]   WITHHOLD AUTHORITY to
                      (except as marked to the contrary below)         vote for all nominees listed below

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
                   STRIKE THROUGH THE NOMINEE'S NAME BELOW.)

                Jan A. Norton                         Joseph A. Leone

        2.  RATIFICATION OF KPMG, LLP, AS INDEPENDENT AUDITORS FOR 2000

                          [ ] FOR      [ ] AGAINST    [ ] ABSTAIN

                                             (OVER)

        [page break]

P THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR
R       RATIFICATION OF THE INDEPENDENT AUDITORS.

             Please sign exactly as name appears below. When shares are held by
O joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other
X authorized officer. If a partnership, please sign in partnership name by authorized person.


Y                                        Dated: ___________________, 2000

                                         ---------------------------------------
                                                      (Signature)

                                         ---------------------------------------
                                               (Signature if held jointly)



 ------------------------------------------------------------------------------
                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
 ------------------------------------------------------------------------------